                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 17, 1999


                              Hercules Incorporated
             (Exact name of registrant as specified in its charter)


Delaware                             001-00496                   51-0023450
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)


                                 Hercules Plaza
                            1313 North Market Street
                         Wilmington, Delaware 19894-0001
               (Address of principal executive offices) (Zip Code)

                                 (302) 594-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On March 17, 1999, Hercules Trust I (the "Trust"), a wholly-owned subsidiary of Hercules Incorporated ("Hercules"), issued $362,500,000 aggregate liquidation amount of its 9.42% Trust Originated Preferred Securities at a public offering price of $25 per preferred security. The preferred securities are guaranteed by Hercules based on several obligations. The Trust invested the proceeds from such sale, together with the proceeds from the sale of its common securities to Hercules, into $373,711,350 aggregate principal amount of 9.42% Junior Subordinated Deferrable Interest Debentures due 2029 of Hercules.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

         1.1 Underwriting Agreement, dated March 12, 1999, among Hercules, the Trust and the Underwriters named therein.

         4.1 Officers' Certificate, dated as of March 17, 1999, pursuant to the Junior Subordinated Debenture Indenture between Hercules and The Chase Manhattan Bank, as trustee.

         4.2      Form of 9.42% Trust Originated Preferred Securities.

         4.3 Form of 9.42% Junior Subordinated Deferrable Interest Debentures due 2029.

         8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding tax matters.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            HERCULES INCORPORATED


                                            By: /s/ Israel J. Floyd
                                                --------------------------------
March 17, 1999                                  Israel J. Floyd
                                                Corporate Secretary

                                  EXHIBIT INDEX

Number            Exhibit

1.1 Underwriting Agreement, dated March 12, 1999, among Hercules, the Trust and the Underwriters named therein.

4.1 Officers' Certificate, dated as of March 17, 1999, pursuant to the Junior Subordinated Debenture Indenture between Hercules and The Chase Manhattan Bank, as trustee.

4.2      Form of 9.42% Trust Originated Preferred Securities.

4.3      Form of 9.42% Junior Subordinated Deferrable Interest Debentures due
         2029.

8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding tax matters.